UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 27, 2007, BioMarin Pharmaceutical Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Women’s and Children’s Hospital, a facility of Children, Youth and Women’s Health Service (“WCH”), granting the Company exclusive worldwide rights to certain technology related to the active ingredient in Naglazyme®, recombinant human enzyme N-acetylgalactosamine-4-sulfatase (rhASB). This Agreement amends and restates the previous license agreement dated August 14, 1998 between the Company and WCH related to rhASB. The primary purpose of the new Agreement is to clarify BioMarin’s continuing perpetual rights to the licensed technology, subject to the payment of a royalty through the life of the current patents. The Agreement does not change the current royalty rate.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc., a Delaware corporation
(Registrant)

Date March 1, 2007	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel